Exhibit 10.2

VANGUARD NATURAL RESOURCES, LLC
CLASS B UNIT PLAN

SECTION 1.                                Purpose of the Plan.

The Vanguard Natural Resources, LLC Class B Unit Plan (the “Plan”) has been adopted by Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”). The Plan is intended to promote the interests of the Company by providing to select Employees, Consultants and Directors incentive compensation awards based on Units to encourage superior performance.

SECTION 2.                                Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means a Restricted Unit or a Unit Award granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors or Managers, as the case may be, of the Company.

“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i)                                     any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate of the Company, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company;

(ii)                                  the members of the Company approve, in one or a series of transactions, a plan of complete liquidation of the Company; or

(iii)                               the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company.

Notwithstanding the foregoing, if an Award is subject to Section 409A of the Internal Revenue Code of 1986, as amended, “Change of Control” shall mean a “change of control event” as defined in the regulations and guidance issued under Section 409A.

“Committee” means the Board, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

“Consultant” means an individual who renders consulting services to the Company or an Affiliate of either.

“Director” means a member of the board of directors of the Company or an Affiliate who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

“Employee” means an employee of the Company or an Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Participant” means an Employee, Consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Restricted Period” means the period established by the Committee with respect to a Restricted Unit during which the Restricted Unit remains subject to forfeiture by the Participant.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“UDR” means a distribution with respect to a Unit.

“Unit” means a Class B Common Unit of the Company.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

SECTION 3.                                Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4.                                Units.

(a)                                  Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is 360,000. If any Award is forfeited, cancelled, paid, or otherwise terminates or expires without the delivery of Units pursuant to such Award, the Units subject to such Award shall not again be available for Awards under the Plan.

(b)                                 Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist of Units acquired from the Company.

(c)                                  Anti-dilution Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company pursuant to the provisions of FAS 123R if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in a FAS 123R accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event.

SECTION 5.                                Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan. No Award may be granted on or after the date of the initial public offering of Common Units of the Company.

SECTION 6.                                Awards.

(a)                                  Restricted Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i)                                     UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the grant agreement, UDRs shall be paid promptly to the holder of the Restricted Unit without vesting restrictions.

(ii)                                  Forfeitures. Except as otherwise provided in the terms of the Restricted Units grant agreement, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(iii)                               Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

(b)                                 Unit Awards. Unit Awards may be granted under the Plan to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select.

(c)                                  General.

(i)                                     Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)                                  Limits on Transfer of Awards. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, other than by will or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)                               Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv)                              Unit Certificates. All certificates for Units or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(v)                                 Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi)                              Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

SECTION 7.                                Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)                                  Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Participant, other holder or beneficiary of an Award, or any other Person.

(b)                                 Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(c)                                  Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Company, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(A)                              provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(B)                                provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(C)                                make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

(D)                               provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(E)                                 provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant FAS 123R, the provisions in Section 4c shall control to the extent they are in conflict with the discretionary provisions of this Section 7.

SECTION 8.                                General Provisions.

(a)                                  No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)                                 Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c)                                  No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, continue consulting services or to remain on the Board, as applicable. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.

(d)                                 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e)                                  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)                                    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)                                 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h)                                 No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)                                     Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)                                     Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k)                                  Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l)                                     Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of Section 409A of the Internal Revenue Code. The applicable provisions of Section 409A and the regulations thereunder are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(m)                               LLC Agreement. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the terms of the Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC shall control in the event of any conflict with the Plan or this Award Agreement and shall control with respect to any matter concerning Class B units that is not addressed in the Plan or the Award Agreement.

SECTION 9.                                Term of the Plan.

The Plan shall be effective on the date it is approved by the Board and shall continue until the earlier of the date (i) terminated by the Board or (ii) all Units available under the Plan have been paid to Participants or forfeited. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.